EXHIBIT 99.1

McKESSON BOARD ADOPTS CORPORATE GOVERNANCE CHANGES

•	Board proposes to declassify directors.

•	Board adopts majority voting standard for director elections.

•	Board terminates Stockholder Rights Plan.

SAN FRANCISCO, January 5, 2007 – McKesson Corporation (NYSE: MCK) today announced that its Board of Directors has voted to declassify the Board so that all directors are elected annually, a change that must be approved by the company’s stockholders at the 2007 Annual Meeting scheduled for July 25, 2007. Currently, McKesson’s Board is divided into three classes. Each year, one class is elected to serve a term of three years. If the change is approved, all directors will stand for election for one-year terms beginning with the 2008 Annual Meeting of Stockholders.

The Board also amended the company’s by-laws to implement a majority vote standard in uncontested director elections in place of the plurality vote standard, which will continue to apply for contested elections. Consequently, in uncontested elections, a director nominee will be elected only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. If an incumbent director does not receive the necessary vote for re-election, the Board, acting on the recommendation of the Committee on Directors and Corporate Governance, must determine whether or not to accept the director’s required resignation no later than 90 days following the certification of the stockholder vote.

The Board also amended the company’s Stockholder Rights Plan, commonly known as a “poison pill.” As a result of this amendment, the rights plan will automatically expire at close of business on January 31, 2007.

“These actions demonstrate our Board’s continuing commitment to strong, stockholder-focused, contemporary corporate governance practices which we believe are consistent with our goal of creating long-term, sustainable value for McKesson stockholders,” said John H. Hammergren, chairman and chief executive officer.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “should”, “seeks”, “approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: adverse resolution of pending shareholder litigation regarding the 1999 restatement of our historical financial statements; the changing U.S. healthcare environment, including changes in government regulations and the impact of potential future mandated benefits; competition; changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; governmental and manufacturers’ efforts to regulate or control the pharmaceutical supply chain; changes in pharmaceutical and medical-surgical manufacturers’ pricing, selling, inventory, distribution or supply policies or practices; changes in the availability or pricing of generic drugs; changes in customer mix; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing the company’s internally used or externally sold software and software systems, or the slowing or deferral of demand or extension of the sales cycle for external software products; continued access to third-party licenses for software and the patent positions of the company’s proprietary software; the company’s ability to meet performance requirements in its disease management programs; the adequacy of insurance to cover liability or loss claims; new or revised tax legislation; foreign currency fluctuations or disruptions to foreign operations; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP) and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.

About McKesson

McKesson Corporation (NYSE: MCK) is a Fortune 16 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 174-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.